Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of ADMA Biologics, Inc. and Subsidiaries (the “Company”) on Form S-8 of our report dated March 24, 2022, on our audits of the consolidated financial statements of the Company as of December 31, 2021 and 2020 and for the years then ended, which report is included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

/s/ CohnReznick LLP

Holmdel, New Jersey
July 22, 2022